Exhibit 2.1

Delaware The First State Page 1 6849189 8100 SR# 20222684488 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 203657147 Date: 06 - 13 - 22 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “NIXPLAY INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF JUNE, A.D. 2022, AT 11:36 O`CLOCK A.M.

State of Delaware Secretary of State Div i s i o n of Corporations Delivered 11 : 36AM 06 / 1 0 / 2022 FILED 11:36 AM 06 / 10 / 2022 SR 20222684488 - File N u mber 6849189 CERTIFICATE OF INCORPORATION OF NIXPLAY INC. I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the "DGCL"), certify as follows : 1. 2. The name of the corporation is Nix.play Inc. (the "Corporation"). The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County , Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company. 3. The nature of the business or the purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. 4. The total number of shares of stock which the Corporation is authorized to issue is 10 , 000 , 000 . All shares shall be Common Stock with par value $ 0 . 0001 per share and are to be of one class . 5. The name and mailing address of the incorporator(s) of the Corporation are : Name Yichen Shi Mailing Address King & Wood Mallesons LLP 2500 Sand Hill Road, Suite 111, Menlo Park, CA 94025, USA 6. Unless and except to the extent that the bylaws of the Corporation (the "Bylaws'') shall so require, the election of directors of the Corporation need not be by written ballot. 7. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this Paragraph 7 shall apply to orhave any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts oromissions of such director occurring prior to such amendment. 8. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate oflncorporation of the Corporation (the "Certificate of Incorporation") or the Bylaws, from time to time, to amend, alter, or repeal any prov i sion of the Certificate oflncorporation in any manner now or hereafter provided by law , and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate oflncorporation or any amendment thereof are conferred subject to such right. [SIGNATURE PAGE FOLLOWS] 1

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate oflncorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate oflncorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 10th day of June 2022. Incorporator By 1 ε :S6,' Name: Yichen Shi